Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement (Form S-8 No. 333-62483; Form S-8 No. 333-69129; Form S-8 No. 333-113391; Form S-8 No. 333-179564) pertaining to The Timken Company Savings and Investment Retirement Plan of our report dated June 23, 2021, with respect to the financial statements and schedule of The Timken Company Savings and Investment Retirement Plan included in this Annual Report (Form 11-K) as of and for the year ended December 31, 2020.

                            /s/ BOBER, MARKEY, FEDOROVICH & COMPANY

Akron, Ohio
June 23, 2021